Exhibit 5.1

355 South Grand Avenue, Suite 100
Los Angeles, California 90071-1560
Tel: +1.213.485.1234 Fax: +1.213.891.8763
www.lw.com
FIRM / AFFILIATE OFFICES
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	San Diego
March 15, 2021	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

Kennedy-Wilson Holdings, Inc.

and

Kennedy-Wilson, Inc.

151 S. El Camino Drive

Beverly Hills, CA 90212

Re:	4.750% Senior Notes due 2029 and 5.000% Senior Notes due 2031

Ladies and Gentlemen:

We have acted as special counsel to Kennedy-Wilson, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale to the underwriters (the “Underwriters”) named in Schedule A to the Underwriting Agreement (the “Underwriting Agreement”), dated as of March 1, 2021, among the representative of the Underwriters, the Company and the guarantors party thereto, of $100,000,000 aggregate principal amount of the 4.750% Senior Notes due 2029 (the “2029 Notes”) and $100,000,000 aggregate principal amount of the Company’s 5.000% Senior Notes due 2031 (the “2031 Notes” and, together with the 2031 Notes, the “Notes”), pursuant to the Underwriting Agreement. The 2029 Notes are being issued pursuant to an indenture (the “Base Indenture”), dated as of March 25, 2014, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by Supplemental Indenture No 2029-1 (“Supplemental Indenture No. 2029-1” and, together with the Base Indenture, the “2029 Securities Indenture”), dated as of February 11, 2021, among the Company, the guarantors party thereto and the Trustee. The 2031 Notes are being issued pursuant to the Base Indenture as supplemented by Supplemental Indenture No 2031-1 (“Supplemental Indenture No. 2031-1” and, together with the Base Indenture, the “2031 Securities Indenture”), dated as of February 11, 2021, among the Company, the guarantors party thereto and the Trustee. The Notes will be guaranteed (the “Guarantees,” and, together with the Notes, the “Securities”) by the entities listed on Annex A hereto (collectively, the “Guarantors”).

The offer and sale of the Securities is being made pursuant to an automatic shelf registration statement on Form S-3 (File No. 333-235473) under the Securities Act of 1933, as amended (the “Act”) filed with the Securities and Exchange Commission (the “Commission”) on December 12, 2019 (such registration statement, as amended, the “Registration Statement”), and a prospectus supplement (the “Prospectus Supplement”) filed by the Company with the Commission on March 2, 2021.

March 15, 2021

For the avoidance of doubt, it is understood and agreed that for the purposes of this letter, the term “Notes” shall exclude the (i) $500,000,000 aggregate principal amount of 4.750% Senior Notes due 2029 and (ii) $500,000,000 aggregate principal amount of the Company’s 5.000% Senior Notes due 2031 sold by the Company on February 11, 2021. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus Supplement, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company, the Guarantors and others as to factual matters without having independently verified such factual matters.

We are opining herein as to the internal laws of the State of New York and the general corporation law of the state of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction (or, in the case of Delaware, any other laws) or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the laws of the States of California and Delaware are addressed in the letter of Kulik Gottesman Siegel & Ware LLP, which has been separately provided to you. We express no opinion with respect to those matters herein, and, to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the certificates representing the Notes have been duly executed and delivered by the Company, and, when duly authenticated by the Trustee in accordance with the 2029 Securities Indenture (in the case of the 2029 Notes) or the 2031 Securities Indenture (in the case of the 2031 Notes) and delivered to the Underwriters against payment therefor in accordance with the Underwriting Agreement, (a) the Notes will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and (b) the Guarantees will be legally valid and binding obligations of the respective Guarantors, enforceable against the respective Guarantors in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such

March 15, 2021

indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, including those contained in Section 4.4 of the Base Indenture, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (q) provisions purporting to make a guarantor primarily liable rather than as a surety and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation and (r) the severability, if invalid, of provisions to the foregoing effect. We are not passing upon the creation, validity, attachment, perfection, or priority of any lien or security interest.

With your consent, we have assumed that (i) each of the Base Indenture, Supplemental Indenture No. 2029-1 and Supplemental Indenture No. 2031-1 has been duly authorized, executed and delivered by the Trustee, (ii) each of the Base Indenture, Supplemental Indenture No. 2029-1 and Supplemental Indenture No. 2031-1 constitutes legally valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with its terms, and (iii) the status of each of the Base Indenture, Supplemental Indenture No. 2029-1 and Supplemental Indenture No. 2031-1 as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing of this opinion as an exhibit to a Current Report on Form 8-K that will be incorporated by reference into the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Latham & Watkins LLP

Annex A

1.	Kennedy-Wilson Holdings, Inc., a Delaware corporation
2.	K-W Properties, a California corporation
3.	KW BASGF II Manager, LLC, a Delaware limited liability company
4.	KWF Investors I, LLC, a Delaware limited liability company
5.	Kennedy Wilson Overseas Investments, Inc., a Delaware corporation
6.	SG KW Venture I Manager LLC, a Delaware limited liability company
7.	KW Summer House Manager, LLC, a Delaware limited liability company
8.	KW Montclair, LLC, a Delaware limited liability company
9.	KW Serenade Manager, LLC, a Delaware limited liability company
10.	K-W Santiago Inc., a California corporation
11.	KW Redmond Manager, LLC, a Delaware limited liability company
12.	Dillingham Ranch Aina LLC, a Delaware limited liability company
13.	68-540 Farrington, LLC, a Delaware limited liability company
14.	KW Dillingham Aina LLC, a Delaware limited liability company
15.	Kennedy Wilson Fund Management Group, LLC, a California limited liability company
16.	Kennedy-Wilson International, a California corporation
17.	Kennedy-Wilson Tech Ltd., a California corporation
18.	KWP Financial I, a California corporation
19.	Kennedy Wilson Auction Group Inc., a California corporation
20.	KWF Manager IV, LLC, a Delaware limited liability company
21.	KW Ireland, LLC, a Delaware limited liability company
22.	Kennedy Wilson Real Estate Sales & Marketing, a California corporation
23.	KWF Investors IV, LLC, a Delaware limited liability company
24.	Santa Maria Land Partners Manager, LLC, a Delaware limited liability company
25.	KW Investment Adviser, LLC, a Delaware limited liability company
26.	Kennedy-Wilson Capital, a California corporation
27.	KWF Investors VII, LLC, a Delaware limited liability company
28.	KWF Manager VII, LLC, a Delaware limited liability company
29.	KW Residential Capital, LLC, a Delaware limited liability company
30.	KW Boise Plaza, LLC, a Delaware limited liability company
31.	KW EU Loan Partners II, LLC, a Delaware limited liability company
32.	KW Harrington LLC, a Delaware limited liability company
33.	KW 5200 Lankershim Manager, LLC, a Delaware limited liability company
34.	KWF Manager X, LLC, a Delaware limited liability company
35.	KWF Manager XI, LLC, a Delaware limited liability company
36.	KWF Manager XII, LLC, a Delaware limited liability company
37.	KW Real Estate Venture XIII, LLC, a Delaware limited liability company
38.	KWF Manager XIII, LLC, a Delaware limited liability company
39.	KW EU Loan Partners III, LLC, a Delaware limited liability company
40.	KW EU Investors I, LLC, a Delaware limited liability company
41.	KW Richfield Plaza, LLC, a Delaware limited liability company
42.	KW Currier Square Shopping Center, LLC, a Delaware limited liability company
43.	KW Creekview Shopping Center, LLC, a Delaware limited liability company
44.	KW Securities, LLC, a Delaware limited liability company
45.	KW Victory Land Loan, LLC, a Delaware limited liability company
46.	KW Victory Plaza Loan, LLC, a Delaware limited liability company
47.	Country Ridge IX, LLC, a Delaware limited liability company

48.	KW EU Investors VIII, LLC, a Delaware limited liability company
49.	KW Park Santa Fe, LLC, a Delaware limited liability company
50.	KW Cypress, LLC, a Delaware limited liability company
51.	KW Tacoma Condos, LLC, a Delaware limited liability company
52.	KW Desert Ramrod Sponsor, LLC, a Delaware limited liability company
53.	KW 9350 Civic Center Drive, LLC, a Delaware limited liability company
54.	KW Taylor Yard 55, LLC, a Delaware limited liability company
55.	KW Red Cliff Shopping Center, LLC, a Delaware limited liability company
56.	KW Holiday Village Shopping Center, LLC, a Delaware limited liability company
57.	KW Hilltop Manager II, LLC, a Delaware limited liability company
58.	KW Bozeman Investors, LLC, a Delaware limited liability company
59.	KW One Baxter Way GP, LLC, a Delaware limited liability company
60.	KW Riverdale and 36, LLC, a Delaware limited liability company
61.	KW 400 California Member, LLC, a Delaware limited liability company
62.	KW CIG Management Services, LLC, a Delaware limited liability company
63.	KW Terra West Sponsor, LLC, a Delaware limited liability company
64.	KW Hanover Quay, LLC, a Delaware limited liability company
65.	Kennedy Wilson Property Equity VI, LLC, a Delaware limited liability company
66.	Kennedy Wilson Property Services VI, LLC, a Delaware limited liability company
67.	KW LV 3 Sponsor, LLC, a Delaware limited liability company
68.	KW NB LLC, a Delaware limited liability company
69.	KW Camarillo Land, LLC, a Delaware limited liability company
70.	KW 2013EE LLC, a Delaware limited liability company
71.	KW EU PRS Investor, LLC, a Delaware limited liability company
72.	KW Rosewood Premiere, LLC, a Delaware limited liability company
73.	KW River Pointe Premier, LLC, a Delaware limited liability company
74.	KW Kawana Springs, a Delaware limited liability company
75.	KW Quebec Participant, LLC, a Delaware limited liability company
76.	KW Quebec Asset Manager, LLC, a Delaware limited liability company
77.	KW Real Estate II Equity, LLC, a Delaware limited liability company
78.	KW Real Estate II Carry, LLC, a Delaware limited liability company
79.	KW Real Estate II GP, LLC, a Delaware limited liability company
80.	KW Sunset CP Participant, LLC, a Delaware limited liability company
81.	KW Sunset CP Asset Manager, LLC, a Delaware limited liability company
82.	KW CP West Hills Participant, LLC, a Delaware limited liability company
83.	KW CP West Hills Asset Manager, LLC, a Delaware limited liability company
84.	KW Linder Road, LLC, a Delaware limited liability company
85.	KW Seattle Office Portfolio GP, LLC, a Delaware limited liability company
86.	KW CDO Investor, LLC, a Delaware limited liability company
87.	KW Hamilton Landing—Land, LLC, a Delaware limited liability company
88.	KW Rancho Mirage Loan, LLC, a Delaware limited liability company
89.	KW Sunset North LLC, a Delaware limited liability company
90.	KW Heights Investor, LLC, a Delaware limited liability company
91.	KW Burlingame Point Loan, LLC, a Delaware limited liability company
92.	KW Pacifica, LLC, a Delaware limited liability company
93.	KW Riverwalk, LLC, a Delaware limited liability company
94.	KW ABQ, LLC, a Delaware limited liability company
95.	KW F5 Tower, LLC (formerly KW 2016F LLC), a Delaware limited liability company

96.	KW Manhattan Beach Studio Loan, LLC (formerly KW 2016G LLC), a Delaware limited liability company
97.	KW Golden State Tower Loan, LLC (formerly KW 2016H LLC), a Delaware limited liability company
98.	KW RockVue, LLC (formerly KW 2016I LLC), a Delaware limited liability company
99.	KW South Main Station, LLC (formerly KW 2016J LLC), a Delaware limited liability company
100.	KWF Manager, LLC (formerly KW 2016K LLC), a Delaware limited liability company
101.	KW Residences at Harvard, LLC (formerly KW 2016L LLC), a Delaware limited liability company
102.	KW Moffett Place, LLC (formerly KW 2016M LLC), a Delaware limited liability company
103.	KW The Press, LLC (formerly KW 2016N LLC), a Delaware limited liability company
104.	KW Orchard-Trimble Campus, LLC (formerly KW 2016Q LLC), a Delaware limited liability company
105.	KW 50 West, LLC (formerly KW 2016R LLC), a Delaware limited liability company
106.	KW Kohanaiki, LLC (formerly KW 2016T LLC), a Delaware limited liability company
107.	KW EU Capital 2, LLC (formerly KW 2016U LLC), a Delaware limited liability company
108.	KW EU Capital 3, LLC (formerly KW 2016V LLC), a Delaware limited liability company
109.	KW 134th Street Lofts, LLC (formerly KW 2016W LLC), a Delaware limited liability company
110.	KW Ashton Parc Villagio, LLC (formerly KW 2016X LLC), a Delaware limited liability company